UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018 (January 18, 2018)

CLOUD SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92614

(Address of principal executive office)

(949) 769-3536

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On February 8, 2018, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name to “US-China Biomedical Technology, Inc.” (the “Name Change”) and new trading symbol “UCBB” (the “Symbol Change”) will become effective on the opening of trading as of February 9, 2018. In addition, in connection with the Name Change and Symbol Change, a new CUSIP number was assigned to the Company’s Common Stock. The new CUSIP for the Company’s Common Stock is 91734Q104.

As previously announced on January 24, 2018, the Name Change to US-China Biomedical Technology, Inc. was effected pursuant to an Agreement and Plan of Merger. The Articles of Merger and resulting Name Change was processed by the Nevada Secretary of State and made effective on January 30, 2018, a conformed copy of which is attached hereto as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

Exhibits.

3.1	Articles of Merger

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD SECURITY CORPORATION (Registrant)

Date: February 8, 2018	By:	/s/ Qingxi Huang
Qingxi Huang, President and Chief Executive Officer

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